UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):           April 24, 2007

FUTURES PORTFOLIO FUND, LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

      Maryland                               000-50728                          52-1627106
(State of Incorporation)            (Commission File No.)   ( IRS Employer Identification No.)

c/o Steben & Company, Inc.
2099 Gaither Road, Suite 200
Rockville, Maryland  20850
(Address of Principal Executive Office)(zip code)

(240) 631-9808
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [  ]   Written communications pursuant to Rule 425 under the
                Securities Act (17 CFR 230.425)

         [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
                Act (17 CFR 240.14a-12)

         [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
Effective April 16, 2007, Ahmed S. Hassanein, was named as Chief Financial Officer of Steben & Company, Inc.
Ahmed S. Hassanein, CPA is Chief Financial Officer. Mr. Hassanein, born in 1972, received his Bachelor of Science in Accounting from the University of Maryland at College Park in 1994 and his Masters in Business Administration with a concentration in Finance from Marymount University in 2000. Prior to joining Steben & Company in April 2007, Mr. Hassanein served in a number of key positions at Friedman, Billings, Ramsey Group, Inc., a financial services firm that provides investment banking, institutional brokerage and research, and asset management services in the United States and Europe, from March 1997 to March 2007. Most recently, Mr. Hassanein was Senior Vice President of the Asset Management Group where he was responsible for the oversight of all finance, accounting, operational and administration functions for the Alternative Asset, Mutual Fund and Private Wealth Groups which, on a combined basis, managed nearly $2.5 billion in assets. Prior to that, Mr. Hassanein was part of Friedman, Billings, Ramsey Group, Inc.’s Principal Investing Group where he was responsible for the administration, marketing and investor relations of two commercial paper conduits with a combined program size of $17 billion. Before joining the Principal Investing Group, Mr. Hassanein spent over six years in Friedman, Billings, Ramsey Group, Inc.'s Finance Group where he was an integral part of the firm’s Initial Public Offering in December 1997 and served in various capacities including Corporate Controller. From August 1994 to February 1997, Mr. Hassanein was an Audit Senior at Deloitte & Touche LLP. Mr. Hassanein holds his Series 7 and 63 NASD licenses and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Futures Portfolio Fund, Limited Partnership
By:  Steben & Company, Inc.
General Partner

Date:  April 24, 2007

By:   /s/ Ken Steben______________________

           Kenneth E. Steben
           President of the General Partner